Filed Pursuant to Rule 424(b)(7)

File No. 333-264067

PROSPECTUS SUPPLEMENT
TO PROSPECTUS DATED APRIL 15, 2022

GREENBROOK TMS INC.
2,353,347 Common Shares

This prospectus supplement relates to resales by the selling shareholders, from time to time, of up to 2,353,347 common shares (“Common Shares”) in the capital of Greenbrook TMS Inc. (the “Company”) originally purchased from the Company by the selling shareholders, on a private placement basis, on June 14, 2021 (the “Private Placement”). See “Plan of Distribution” and “Selling Shareholders”. In connection with the Private Placement, the Company and the selling shareholders entered into a resale registration rights agreement (the “Registration Rights Agreement”) dated as of June 14, 2021. The participation of any selling shareholder in the filing of this prospectus supplement is not an indication of such selling shareholder’s intention to sell the Common Shares at any particular time or in any particular amount. Greenbrook agreed in the Registration Rights Agreement to bear all fees and expenses incident to the registration of the Common Shares. See “Plan of Distribution”. The Company will not receive any of the proceeds from the sale or other disposition of the Common Shares by the selling shareholders.

The outstanding Common Shares of the Company are listed and posted for trading on the Toronto Stock Exchange (the “TSX”) under the symbol “GTMS” and on the Nasdaq Capital Market of The NASDAQ Stock Market LLC (“NASDAQ”) under the symbol “GBNH”. On April 14, 2022, the last trading day prior to the date of this prospectus supplement, the closing price of the Common Shares on the TSX and NASDAQ was C$3.58 per Common Share and US$2.87 per Common Share, respectively.

Investing in our Common Shares involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page S-3 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR ANY STATE OR CANADIAN SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED OF THE COMMON SHARES, PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS, OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus supplement is April 15, 2022.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of the Common Shares and this offering and also adds to and supplements information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to the Common Shares or this offering. This prospectus supplement is incorporated by reference into the accompanying prospectus solely for the purpose of this offering.

A prospective purchaser of Common Shares should read this entire prospectus supplement and the accompanying prospectus, including the documents incorporated herein and therein by reference, and consult its own professional advisors to assess the income tax, legal, risks and other aspects of its investment in the Common Shares. A prospective purchaser of Common Shares should rely only on the information contained in this prospectus supplement and the accompanying prospectus. The Company and the selling shareholders have not authorized anyone to provide prospective purchasers of Common Shares with additional or different information. This prospectus supplement has not been filed in respect of, and will not qualify, any distribution of the Common Shares in the Province of Ontario or in any other province or territory of Canada at any time. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of Common Shares. The Company’s business, financial condition, results of operations and prospects may have changed since those dates.

The Company has filed a registration statement on Form F-3 (as amended, the “Registration Statement”) with the SEC under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), relating to the Common Shares being offered hereunder. This prospectus supplement forms a part of the Registration Statement. This prospectus supplement does not contain all of the information set forth in the Registration Statement, certain items of which are contained in the exhibits to the Registration Statement as permitted or required by the rules and regulations of the SEC. Items of information omitted from this prospectus supplement but contained in the Registration Statement are available on EDGAR at www.sec.gov.

The Common Shares may be sold only in those jurisdictions where offers and sales are permitted. This prospectus supplement and the accompanying prospectus is not an offer to sell or a solicitation of an offer to buy the Common Shares in any jurisdiction where it is unlawful.

This prospectus supplement shall not be used by anyone for any purpose other than in connection with this offering.

If the information varies between this prospectus supplement and the accompanying prospectus, the information in this prospectus supplement supersedes the information in the accompanying prospectus.

Interpretation

Unless otherwise noted or the context otherwise requires, the “Company”, “Greenbrook”, “we”, “us” or “our” refer to Greenbrook TMS Inc. together with its subsidiaries.

Presentation of Financial Information

The financial statements of the Company incorporated by reference in this prospectus supplement and the accompanying prospectus are presented in United States dollars and have been prepared in accordance with International Financial Reporting Standards as adopted by the International Accounting Standards Board (“IFRS”).

Certain calculations included in tables and other figures in this prospectus supplement and the accompanying prospectus have been rounded for clarity of presentation.

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FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein constitute forward-looking statements within the meaning of applicable securities laws in Canada and the United States, including the United States Private Securities Litigation Reform Act of 1995. Forward-looking information may relate to the Company’s future financial outlook and anticipated events or results and may include information regarding the impact of the COVID-19 (coronavirus) pandemic (“COVID-19”) and our response thereto, our expectations regarding the continued expansion of the Spravato® (esketamine nasal spray) offering (the “Spravato® Program”) and our potential to enhance profit margins and diversify total revenue, the impact of the acquisition of Achieve TMS East, LLC and Achieve TMS Central, LLC on our business and the earn-out consideration payable in respect thereof, our anticipated expansion opportunities, our expectations regarding our liquidity and available financing, and our expectations of future results, performance, achievements, prospects or opportunities or the markets in which we operate, is forward-looking information. In some cases, forward-looking information can be identified by the use of forward-looking terminology such as “plans”, “targets”, “expects” or “does not expect”, “is expected”, “an opportunity exists”, “budget”, “scheduled”, “estimates”, “outlook”, “forecasts”, “projection”, “prospects”, “strategy”, “intends”, “anticipates”, “does not anticipate”, “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might”, “will”, “will be taken”, “occur” or “be achieved”. In addition, any statements that refer to expectations, intentions, projections or other characterizations of future events or circumstances contain forward-looking information. Statements containing forward-looking information are not facts but instead represent management’s expectations, estimates and projections regarding future events or circumstances.

This forward-looking information and other forward-looking information are based on the Company’s opinions, estimates and assumptions in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors that the Company currently believes are appropriate and reasonable in the circumstances. Despite a careful process to prepare and review the forward-looking information, there can be no assurance that the underlying opinions, estimates and assumptions will prove to be correct.

The forward-looking information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein is necessarily based on a number of opinions, estimates and assumptions that the Company considered appropriate and reasonable as of the date such statements were made. It is also subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking information, including the following risk factors: challenges to the Company’s business resulting from the COVID-19 pandemic; risks relating to the Company’s negative cash flows, liquidity and our ability to achieve additional financing; increases to indebtedness levels causing a reduction in financial flexibility; inability to successfully execute the Company’s growth strategies, including the expansion of the Spravato® Program; inability to successfully integrate recent acquisitions into the Company’s business; inability to attract key managerial and other non-medical personnel; imposition of additional requirements related to the provision of TMS (as defined below) services at the Company’s outpatient mental health service centers that specialize in TMS treatment (each, a “TMS Center”) by commercial insurance plans, Medicare and other non-Medicare government insurance plans that increase the cost or complexity of furnishing TMS therapy; reduction in reimbursement rates by higher-paying commercial insurance providers; dependency on referrals from clinicians and failure to attract new patients; failure to recruit and retain sufficient qualified clinicians; ability to obtain TMS devices from the Company’s suppliers on a timely basis at competitive costs could suffer as a result of deterioration or changes in supplier relationships or events that adversely affect the Company’s suppliers or cause disruption to their businesses; inability to manage the Company’s operations at its current size; failure to reduce operating expenses and labor costs in a timely manner; inability to achieve or sustain profitability in the future or an inability to secure additional financing to fund losses; risks related to the use of partnerships and other management services frameworks; risks associated with leasing space and equipment for the Company’s TMS Centers; inability to successfully open and operate new TMS Centers profitably or at all; risks associated with geographic expansion in regions which may have lower awareness of the Company’s brand or TMS therapy in general; delays in credentialing of the Company’s clinicians; claims made by or against the Company, which may result in litigation; risks associated with professional malpractice liability claims; reduction in demand for the Company’s services as a result of new drug development and/or technological changes within the Company’s industry; impact of uncertainty related to potential changes to U.S. healthcare laws and regulations; risks associated with compliance with laws relating to the practice of medicine; the constantly evolving nature of the regulatory framework in which the Company operates; costs associated with compliance with U.S. federal and state laws and regulations and risks associated with failure to comply; assessments for additional taxes which could affect the Company’s operating results; the Company’s competitive industry and the size and resources of some of its competitors; the labor-intensive nature of the Company’s business being adversely affected if it is unable to maintain satisfactory relations with its employees or the occurrence of union attempts to organize its employees; insurance-related risks; complications associated with the Company’s billing and collections systems; material disruptions in or security breaches affecting the Company’s information technology systems; disruptions to the operations at the Company’s head office locations; upgrade or replacement of core information technology systems; changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters; natural disasters and unusual weather; inability to maintain effective controls over financial reporting; prolonged decline in the price of the Common Shares reducing the Company’s ability to raise capital; future sales of the Company’s securities by existing shareholders causing the market price for the Common Shares to decline; treatment of the Company as a U.S. domestic corporation for U.S. federal income tax purposes; the Company’s potential to incur significant additional costs if it were to lose its “foreign private issuer” status in the future; and risks related to forward-looking information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.

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If any of these risks or uncertainties materialize, or if the opinions, estimates or assumptions underlying the forward-looking information prove incorrect, actual results or future events might vary materially from those anticipated in the forward-looking information. The opinions, estimates or assumptions referred to above should be considered carefully by readers. Additional information about these assumptions, risks and uncertainties is contained in this prospectus supplement and the accompanying prospectus under the heading “Risk Factors” and in the Company’s filings with securities regulators, including our Annual Report (as defined below).

Various assumptions or factors are typically applied in drawing conclusions or making the forecasts or projections set out in forward-looking information. Those assumptions and factors are based on information currently available to the Company, including information obtained from third party industry analysts and other third party sources. In some instances, material assumptions and factors are presented or discussed elsewhere in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein in connection with the statements or disclosure containing the forward-looking information. Readers are cautioned that the following list of material factors and assumptions is not exhaustive. The factors and assumptions include, but are not limited to: no unforeseen changes in the legislative and operating framework for the Company’s business; no unforeseen changes in the prices for the Company’s services in markets where prices are regulated; no unforeseen changes in the reimbursement rates of commercial, Medicare and other non-Medicare government insurance plans; no unforeseen changes in the regulatory environment for the Company’s services; a stable competitive environment; and no significant event occurring outside the ordinary course of business.

Although the Company has attempted to identify important risk factors that could cause actual results or future events to differ materially from those contained in forward-looking information, there may be other risk factors not presently known to the Company or that the Company presently believes are not material that could also cause actual results or future events to differ materially from those expressed in such forward-looking information. There can be no assurance that such information will prove to be accurate. Accordingly, readers should not place undue reliance on forward-looking information, which speaks only to opinions, estimates and assumptions as of the date made. The forward-looking information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein represents the Company’s expectations as of the date of this prospectus supplement (or as of the date they are otherwise stated to be made) and are subject to change after such date. The Company disclaims any intention or obligation or undertaking to update or revise any forward-looking information whether as a result of new information, future events or otherwise, except as required under applicable securities laws.

All of the forward-looking information contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein is expressly qualified by the foregoing cautionary statements.

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DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered part of this prospectus supplement from the date we file that document. Information that we file later with the SEC will automatically update and, where applicable, supersede any information contained in this prospectus supplement or incorporated by reference in this prospectus supplement. These documents contain important information about us and our financial condition.

This prospectus supplement incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”) (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed:

(a)	the Company’s Annual Report on Form 20-F for the year ended December 31, 2021, dated March 31, 2022 (the “Annual Report”); and

(b)	the description of our Common Shares filed as Exhibit 2.3 to the Annual Report, including any amendment thereto filed for the purpose of amending such description.

In particular, we are incorporating by reference all subsequent Annual Reports on Form 20-F, Form 40-F or Form 10-K and subsequent filings on Form 10-Q or 8-K that we file with the SEC, as well as certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus supplement (if such report on Form 6-K states that the information contained therein is incorporated by reference into the Registration Statement) until the offering of the securities made by this prospectus supplement has been terminated. In all cases, you should rely on the most recent information over previously filed information that is incorporated by reference in this prospectus supplement and/or the accompanying prospectus.

The documents incorporated by reference into this prospectus supplement and the accompanying prospectus are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference into this prospectus supplement and the accompanying prospectus but not delivered with this prospectus supplement and the accompanying prospectus to any person, including a beneficial owner, to whom this prospectus supplement and the accompanying prospectus is delivered, without charge, upon written or oral request. If exhibits to the documents incorporated by reference into this prospectus supplement and the accompanying prospectus are not themselves specifically incorporated by reference in this prospectus supplement and the accompanying prospectus, then the exhibits will not be provided.

Requests for any of these documents should be directed to:

Greenbrook TMS Inc.

890 Yonge Street, 7th Floor

Toronto, Ontario, Canada M4W 3P4

(416) 915-9100

ENFORCEABILITY OF CIVIL LIABILITIES IN THE UNITED STATES

The Company is a corporation incorporated under and governed by the Business Corporations Act (Ontario) (“OBCA”). Some of the Company’s directors and officers and some of the experts named in this prospectus supplement reside principally in Canada, and some of the Company’s assets and all or a substantial portion of the assets of these persons is located outside the United States. The Company has appointed TMS NeuroHealth Centers Inc. as its agent for service of process in the United States, but it may be difficult for investors who reside in the United States to effect service of process upon these persons in the United States, or to enforce a U.S. court judgment predicated upon the civil liability provisions of the U.S. federal securities laws against the Company or any of these persons. There is substantial doubt whether an action could be brought in Canada in the first instance predicated solely upon U.S. federal securities laws.

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WHERE YOU CAN FIND MORE INFORMATION

The Company has filed the Registration Statement with the SEC with respect to the Common Shares offered pursuant to this prospectus supplement. This prospectus supplement, which constitutes a part of the Registration Statement, does not contain all of the information required to be contained in the Registration Statement, certain items of which are contained in the exhibits to the Registration Statement as permitted by the rules and regulations of the SEC. Since this prospectus supplement may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the Registration Statement of which this prospectus supplement forms a part, you should read the exhibit for a more complete understanding of the document or matter involved.

The Company files certain reports with certain securities regulatory authorities of Canada and the SEC pursuant to the U.S. Exchange Act. As a foreign private issuer, the Company is also exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and the Company’s officers and directors are exempt from the reporting and short swing profit liability provisions contained in Section 16 of the U.S. Exchange Act. The Company’s reports and other information filed or furnished with or to the SEC are available from EDGAR at www.sec.gov, as well as from commercial document retrieval services, and on the Company’s website at www.greenbrooktms.com. The Company’s Canadian filings are available on SEDAR at www.sedar.com and on the Company’s website at www.greenbrooktms.com. Our website is not a part of this prospectus supplement and is not incorporated by reference in this prospectus supplement (other than those filings with the SEC that we specifically incorporate by reference into this prospectus supplement).

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SUMMARY

The Company

Operating through 149 Company-operated treatment centers (as of December 31, 2021), Greenbrook is a leading provider of Transcranial Magnetic Stimulation (“TMS”) therapy, an FDA-cleared, non-invasive therapy for the treatment of Major Depressive Disorder and other mental health disorders, in the United States. TMS therapy provides local electromagnetic stimulation to specific brain regions known to be directly associated with mood regulation. Greenbrook has provided more than 790,000 TMS treatments to over 22,000 patients struggling with depression.

The principal, head and registered office of the Company is located at 890 Yonge Street, 7th Floor, Toronto, Ontario, Canada M4W 3P4. The Company’s United States corporate headquarters is located at 8401 Greensboro Drive, Suite 425, Tysons Corner, Virginia, United States, 22102.

Further information regarding the Company and its business is set out in the Annual Report, which is incorporated herein by reference.

The Private Placement

On June 14, 2021, the Company completed the Private Placement on a non-brokered basis in reliance upon Rule 506(c) under the U.S. Securities Act. Pursuant to the Private Placement, an aggregate of 2,353,347 Common Shares were issued at a price of US$10.00 per Common Share, for aggregate gross proceeds to the Company of approximately US$23.5 million. The financing was led by Masters Special Situations, LLC and affiliates thereof (“MSS”). Additional investors, including BioStar Ventures III-XF, L.P., Steward Capital Holdings, LP and Avenaero Holdings, LLC, Greybrook Health Inc. (“Greybrook Health”) and 1315 Capital II, LP (“1315 Capital”), also participated in the financing.

In connection with the Private Placement, MSS, Greybrook Health and 1315 Capital each received the right to appoint a nominee to the board of directors of the Company as well as rights to participate in future equity issuances by the Company in order to maintain such investors’ pro rata ownership interest in the Company. In addition, each of the subscribers in the Private Placement received customary resale, demand and “piggy-back” registration rights as set forth in the Registration Rights Agreement. The Company previously filed a prospectus supplement, dated as of July 27, 2021, to the Company’s registration statement on Form F-10 (File No. 333-257872), in order to satisfy those registration rights; however, as of March 31, 2022, the Company is no longer eligible to conduct offerings under such registration statement. Accordingly, this prospectus supplement has been filed under the Registration Statement, in order to enable the Company to satisfy its remaining obligations under the Registration Rights Agreement. As described below, each of the investors in the Private Placement are selling shareholders of Common Shares in this offering. See “Selling Shareholders”.

THE OFFERING

Issuer	Greenbrook TMS Inc.

Common Shares offered by the selling shareholders	2,353,347 Common Shares.

Use of Proceeds	We will not receive any proceeds from the sale or other disposition of Common Shares by the selling shareholders.

Risk Factors	An investment in our Common Shares involves a high degree of risk. See “Risk Factors” in this prospectus supplement and the section captioned “Risk Factors” contained in our Annual Report for a discussion of some of the factors you should carefully consider before deciding to invest in our Common Shares.

Nasdaq Capital Market and Toronto Stock Exchange symbols	Our Common Shares currently trade on NASDAQ under the symbol “GBNH” and on the TSX under the symbol “GTMS”.

RISK FACTORS

An investment in the Common Shares is subject to a number of risks, including those set forth in the accompanying prospectus, as well as in the Annual Report, all of which are incorporated by reference herein. Prospective investors should carefully consider these risks, in addition to information contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, before purchasing Common Shares.

CONSOLIDATED CAPITALIZATION

The table below sets forth our capitalization as of December 31, 2021. You should read this table in conjunction with the consolidated financial statements included in our Annual Report, which is incorporated by reference herein.

As of December 31, 2021
(Audited)
(US$)
Cash(1)	$10,699,679
Restricted cash	$1,250,000
Liabilities
Current liabilities	$18,525,723
Non-current liabilities:
Loans payable(2)	$13,052,641
Lease liabilities(3)	24,475,997
Total non-current liabilities	$37,528,638
Total liabilities	$56,054,361
Shareholders’ equity
Common Shares	$98,408,917
Contributed surplus	4,204,280
Deficit	(85,285,760)
Non-controlling interest	(738,105)
Total shareholders’ equity	$16,589,332

Total capitalization	$72,643,693

Notes:

(1)	For information regarding our liquidity and material cash requirements, see Item 5.B, “Liquidity and Capital Resources—Indebtedness—Credit Agreement” in the Annual Report.

(2)	On March 30, 2022, we received a waiver from the lender under our credit agreement resulting from our 2021 audited financial statements containing a “going concern” qualification. For more information, see Item 5.B, “Liquidity and Capital Resources—Indebtedness—Credit Agreement” in the Annual Report.

(3)	Under IFRS 16 – Leases, a lessee is required to recognize a right-of-use asset, representing its right to use the underlying asset, and a lease liability, representing its obligation to make future lease payments for all leases with a term of more than 12 months.

DESCRIPTION OF COMMON SHARES

The following is a summary of the rights, privileges, restrictions and conditions of or attaching to the Common Shares. The Company is authorized to issue an unlimited number of Common Shares and an unlimited number of preferred shares, issuable in series. As at March 31, 2022, there were 17,801,885 Common Shares and no preferred shares issued and outstanding.

Each Common Share entitles the holder thereof to receive notice of any meetings of shareholders of the Company, to attend and to cast one vote at all such meetings. All of our Common shares are voting common equity securities. Holders of Common Shares do not have cumulative voting rights with respect to the election of directors and, accordingly, holders of a majority of the Common Shares entitled to vote in any election of directors may elect all directors standing for election. The holders of Common Shares are entitled to receive if, as and when declared by the board of directors of the Company (the “Board”), dividends in such amounts as shall be determined by the Board in its discretion. The holders of Common Shares have the right to receive the Company’s remaining property and assets after payment of debts and other liabilities on a pro rata basis in the event of a liquidation, dissolution or winding-up, whether voluntary or involuntary. The Common Shares do not carry any pre-emptive, subscription, redemption or conversion rights, nor do they contain any sinking or purchase fund provisions.

Further information relating to the Common Shares is set out in the Annual Report, which is incorporated by reference herein.

SELLING SHAREHOLDERS

The Common Shares covered by this prospectus supplement are those issued to the selling shareholders identified in the table below, to which the selling shareholders’ rights pursuant to the Registration Rights Agreement apply. We are registering the Common Shares in order to permit the selling shareholders to offer the Common Shares for sale or other disposition from time to time in the United States.

The selling shareholders acquired all of the Common Shares that are to be sold pursuant to this prospectus supplement on June 14, 2021 pursuant to the Private Placement for aggregate proceeds to the Company of approximately US$23.5 million (or US$10.00 per Common Share). See “Summary—The Private Placement”.

Except as described herein and the Annual Report, which is incorporated herein by reference, and in the table and accompanying footnotes below, the selling shareholders have not had any material relationship with us or any associate or affiliate of a principal holder of our voting securities within the past three years. In addition, to our knowledge, none of the selling shareholders is a broker-dealer, nor at the time of the acquisition of our Common Shares did any of the selling shareholders have direct or indirect agreements or understandings with any third-party person to distribute any of our Common Shares.

The table below identifies the selling shareholders and provides other information regarding the beneficial ownership of the Common Shares by each of the selling shareholders, which information was provided to us by, or on behalf of, the applicable selling shareholder. Because the selling shareholders may sell, transfer or otherwise dispose of all, some or none of the Common Shares offered by this prospectus supplement, we cannot determine the number of such Common Shares that will be sold, transferred or otherwise disposed of by the applicable selling shareholder or the amount or percentage of Common Shares that will be held by the selling shareholders upon termination of this offering. See “Plan of Distribution” for more information. For purposes of the table below, we assume that the selling shareholders will sell all of their Common Shares offered by this prospectus supplement.

In the table below, the percentage of Common Shares beneficially owned is based on 17,801,885 Common Shares issued and outstanding as of March 31, 2022, determined in accordance with Rule 13d-3 under the U.S. Exchange Act. Under such rule, beneficial ownership includes any Common Shares over which any of the selling shareholders has sole or shared voting power or investment power and also any Common Shares that any of the selling shareholders has the right to acquire within 60 days of such date through the exercise of any options, warrants or other rights. Except as otherwise indicated, we believe that each selling shareholder has sole voting and investment power with respect to all Common Shares shown as beneficially owned by it. The beneficial ownership information presented in this table is not necessarily indicative of beneficial ownership for any other purpose. When we refer to the “selling shareholders” in this prospectus supplement, we mean the selling shareholders listed in the table below, as well as each such selling shareholder’s pledgees, donees, assignees, transferees and other successors-in-interest and others who may hold any of such selling shareholder’s interest received after the date of this prospectus supplement from such selling shareholder as a gift, pledge, partnership distribution or other non-sale related transfer.

	Common Shares Beneficially Owned Prior to Offering		Number of Common Shares Being Offered	Common Shares Beneficially Owned After Offering
Selling Shareholder	Number	Percent		Number	Percent
Greybrook Health Inc.(1)	4,727,697(2)	26.6%	200,000	4,527,697	25.4%
1315 Capital II, LP(3)	2,294,648	12.9%	303,350	1,991,298	11.2%
MSS GB SPV LP(4)	899,997(5)	5.1%	899,997	—	—
Marlin Fund, Limited Partnership(6)	386,874	2.2%	143,750	243,124	1.4%
Marlin Fund II, Limited Partnership(6)	286,377	1.6%	106,250	180,127	1.0%
Avenaero Holdings, LLC(7)	400,000	2.2%	400,000	—	—
Steward Capital Holdings, LP(7)	100,000	*	100,000	—	—
BioStar Ventures III-XF, L.P.(8)	200,000	1.1%	200,000	—	—

*     Denotes beneficial ownership of less than 1% of the Company’s outstanding Common Shares.

(1)       Elias Vamvakas, the chairman of the Board, is the sole director, President, Secretary and an indirect shareholder of Greybrook Capital Inc., the parent company of Greybrook Health. Sasha Cucuz, who is also a member of the Board, is the director and president of Greybrook Health.

(2)       Includes 200,000 Common Shares owned by Greybrook Realty Partners Inc. (“Greybrook Realty”), an affiliate of Greybrook Health. In addition, The Vamvakas Family Trust may be deemed a beneficial owner of the Common Shares held by Greybrook Health and Greybrook Realty. The address of each of Greybrook Health and Greybrook Realty is 890 Yonge Street, 7th Floor, Toronto, Ontario M4W 3P4, and the address of The Vamvakas Family Trust is 800-105 Gordon Baker Road, Toronto, Ontario M2H 3P8.

(3)       Adele C. Oliva, who is a member of the Board, is the founding partner of 1315 Capital and may be deemed the beneficial owner of Common Shares held by 1315 Capital. 1315 Capital may be deemed to share beneficial ownership of the Common Shares with 1315 Capital Management II, LLC. The address of each of Adele C. Oliva, 1315 Capital and 1315 Capital Management II, LLC is c/o 1315 Capital II, LP, 2929 Walnut Street, Suite 1240, Philadelphia, PA 19104.

(4)       Robert Higgins, who is a member of the Board, is a cofounder and currently the Managing Director, Investment Professional & General Counsel of Masters Special Situations, LLC, a Georgia limited liability company, which is an affiliate of MSS GB SPV LP (“MSS GB”).

(5)       The power to vote and dispose of these Common Shares is held by Michael W. Masters, Managing Member of the General Partner of MSS GB. Michael W. Masters holds the power to vote and dispose of an aggregate of 1,599,997 Common Shares held by Marlin Fund (as defined in footnote (6) below), Marlin II (as defined in footnote (6) below), and MSS GB, and 26,749 Common Shares held by entities that are not selling shareholders. The address of each of MSS GB, Michael W. Masters, Marlin Fund and Marlin II is 3060 Peachtree Road, NW, Ste 1425, Atlanta, Georgia, 30305.

(6)       The power to vote and dispose of these Common Shares is held by Michael W. Masters, Managing Member of the General Partner of Marlin Fund, Limited Partnership (“Marlin Fund”) and Marlin Fund II, Limited Partnership (“Marlin II”). Michael W. Masters holds the power to vote and dispose of an aggregate of 1,599,997 Common Shares held by Marlin Fund, Marlin II, and MSS GB, and 26,749 Common Shares held by entities that are not selling shareholders. The address of each of MSS GB, Michael W. Masters, Marlin Fund and Marlin II is 3060 Peachtree Road, NW, Ste 1425, Atlanta, Georgia, 30305.

(7)       Avenaero Capital, LLC may be deemed the ultimate beneficial owner of Common Shares directly held by Avenaero Holdings, LLC (“Avenaero”). Avenaero Capital, LLC is owned 50% by Ventaero Capital, LLC (Gerald B. Hindy is the sole member) and 50% by 2020 Acquisitions, LLC (Bob Smith is the sole member). Steward Capital Management, LLC may be deemed the ultimate beneficial owner of Common Shares directly held by Steward Capital Holdings, LP (“Steward”). The members of Steward Capital Management, LLC consist of three or more unrelated non-profit organizations, none of which is individually a beneficial owner of the Common Shares held by the selling shareholder. All investment control and voting rights over Common Shares held by Steward Capital Holdings, LP are held by its Executive Team, which consists of more than three individuals, none of whom is individually a beneficial owner. The address of Avenaero Capital, LLC and Avenaero is 2126 N. Rocky Top Road, Battlefield, Missouri 65619. The address of Steward Capital Management, LLC and Steward is 3900 S. Overland Avenue, Springfield, Missouri 65807.

(8)       The power to vote and dispose of these Common Shares is held by BioStar Ventures III-XF, LLC. BioStar Ventures III-XF, LLC is the general partner of BioStar Ventures III-XF, L.P. and BioStar Ventures III-XF, LLC exercises voting and investment power through a group of managers comprised of Louis Cannon, M.D., Michael Fulton, M.D. and Renee Masi, none of whom has individual voting or investment power with respect to these Common Shares and each of whom disclaims beneficial ownership of such shares held by BioStar Ventures III-XF, L.P. The address of the selling shareholder and each of BioStar Ventures III-XF, LLC, Louis Cannon, M.D., Michael Fulton, M.D. and Renee Masi is c/o BioStar Ventures III-XF, L.P., 206 Bridge Street. Charlevoix, Michigan 49720.

USE OF PROCEEDS

The proceeds from the sale or other disposition of the Common Shares covered by this prospectus supplement are solely for the account of the selling shareholders. Accordingly, the Company will not receive any proceeds from the sale or other disposition of the Common Shares by the selling shareholders. The net proceeds received from the sale or other disposition of the Common Shares by the selling shareholders, if any, is unknown.

PLAN OF DISTRIBUTION

The Company is registering the Common Shares covered by this prospectus supplement on behalf of the selling shareholders. All costs, expenses and fees connected with the registration of the Common Shares will be borne by the Company. Any brokerage commissions and similar expenses connected with selling the Common Shares will be borne by the selling shareholders. The selling shareholders may offer and sell the Common Shares covered by this prospectus supplement from time to time in one or more transactions. The Company will not offer or sell any Common Shares pursuant to this prospectus supplement and will not receive any of the proceeds from this offering. See “Use of Proceeds”.

The term “selling shareholders” includes pledgees, donees, transferees and other successors-in-interest who may acquire Common Shares through a pledge, gift, partnership distribution or other non-sale related transfer from the selling shareholders. The selling shareholders will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. These transactions include:

•	through one or more underwriters or dealers in a public offering and sale by them, whether individually or through an underwriting syndicate led by one or more managing underwriters;

•	in “at the market offerings” in the United States to the extent permitted under applicable securities laws, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	directly to a limited number of purchasers or to a single purchaser;

•	through agents;

•	by delayed delivery contracts or by remarketing firms;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to this prospectus supplement;

•	exchange or over-the-counter distributions in accordance with the rules of the exchange or other market;

•	block trades in which the broker-dealer attempts to sell the Common Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as agent on both sides of the trade;

•	transactions in options, swaps or other derivatives that may or may not be listed on an exchange;

•	through distributions by a selling shareholder or its successors in interest to its members, general or limited partners or shareholders (or their respective members, general or limited partners or shareholders);

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

In connection with distributions of the Common Shares or otherwise, the selling shareholders may:

•	sell the Common Shares in negotiated transactions, in one or more transactions at a fixed price or prices, which may be changed from time to time, at market prices prevailing at the times of sale, at prices related to such prevailing market prices, or at negotiated prices;

•	sell the Common Shares on a national securities exchange, in the over-the-counter market or in transactions otherwise than on an exchange or in the over-the-counter market, or in combination;

•	sell the Common Shares short and/or deliver the Common Shares to close out short positions;

•	enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to them of Common Shares covered by this prospectus supplement, which they may in turn resell; or

•	pledge Common Shares to broker-dealers or other financial institutions, which, upon a default, they may in turn resell.

The selling shareholders may also resell all or a portion of the Common Shares in open market transactions in reliance upon Rule 144 under the U.S. Securities Act, as permitted by that rule, Section 4(a)(1) under the U.S. Securities Act, if available, or any other exemption from the registration requirements that become available, and in accordance with applicable Canadian securities laws, rather than under this prospectus supplement.

If underwriters are used in the sale of any Common Shares, such Common Shares will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. Common Shares may be either offered to the public through underwriting syndicates represented by managing underwriters or directly by underwriters. The Company may use underwriters with whom the Company has a material relationship. As applicable, the Company will describe in each accompanying prospectus supplement the name of the underwriter(s) and the nature of any such relationship(s).

If a dealer is used in an offering of Common Shares, the dealer may purchase the securities, as principal. The dealer may then resell the Common Shares to the public at varying prices to be determined by the dealer at the time of sale.

Common Shares may be sold directly or through agents designated from time to time. The Company will name any agent involved in the offering and sale of such shares and will describe any commissions paid to the agent in the applicable prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.

Underwriters, dealers and agents may be entitled to indemnification by the Company against certain civil liabilities, including liabilities under the U.S. Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between the Company and the underwriters, dealers and agents.

Underwriters who participate in the distribution of Common Shares may be granted an option to purchase additional Common Shares in connection with the distribution.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the Company or purchasers, as their agents in connection with the sale of Common Shares. These underwriters, dealers or agents may be considered to be underwriters under the U.S. Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. Each accompanying prospectus supplement will identify any such underwriter, dealer or agent and describe any compensation received by them from the Company. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

In connection with sales of Common Shares, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of Common Shares in the course of hedging in positions they assume. The selling shareholders may also sell Common Shares short and the selling shareholders may deliver Common Shares covered by this prospectus supplement to close out short positions and to return borrowed Common Shares in connection with such short sales. The selling shareholders may also loan or pledge Common Shares to broker-dealers that in turn may sell such Common Shares, to the extent permitted by applicable law. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Common Shares offered by this prospectus supplement, which Common Shares such broker-dealer or other financial institution may resell pursuant to this prospectus supplement (as supplemented or amended to reflect such transaction).

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the Common Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Common Shares from time to time pursuant to this prospectus supplement or any amendment to this prospectus supplement under the applicable rules under the U.S. Securities Act, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus supplement. The selling shareholders may also transfer and donate Common Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus supplement.

A selling shareholder that is an entity may elect to make an in-kind distribution of Common Shares to its members, general or limited partners or shareholders pursuant to the Registration Statement of which this prospectus supplement forms a part by delivering a prospectus supplement. To the extent that such members, general or limited partners or shareholders are not affiliates of the Company, such members, partners or shareholders would thereby receive freely tradable Common Shares pursuant to the distribution through a registration statement. Additionally, to the extent that entities, members, partners or shareholders are affiliates of the Company and received shares in any such distribution, such affiliates will also be selling shareholders and will be entitled to sell Common Shares pursuant to this prospectus supplement.

Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the U.S. Exchange Act and applicable Canadian securities laws.

Underwriters, broker-dealers or agents who may become involved in the sale of Common Shares may engage in transactions with, and perform other services for, the Company in the ordinary course of their business for which they receive compensation.

In effecting sales, the selling shareholders may engage broker-dealers or agents, who may in turn arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling shareholders and/or from the purchasers of Common Shares for whom the broker-dealers may act as agents or to whom they sell as principal, or both. The compensation to a particular broker-dealer may be in excess of customary commissions. To the Company’s knowledge, there is currently no plan, arrangement or understanding between any selling shareholder and any broker-dealer or agent regarding the sale of any Common Shares by the selling shareholders.

The selling shareholders, any broker-dealers or agents and any participating broker-dealers that act in connection with the sale of the Common Shares covered by this prospectus supplement may be “underwriters” under the U.S. Securities Act with respect to those Common Shares and will be subject to the prospectus delivery requirements of the U.S. Securities Act. Any profit that the selling shareholders realize, and any compensation that any broker-dealer or agent may receive in connection with any sale, including any profit realized on resale of Common Shares acquired as principal, may constitute underwriting discounts and commissions. If the selling shareholders are deemed to be underwriters, the selling shareholders may be subject to certain liabilities under the U.S. Securities Act and other applicable securities laws.

The securities laws of some states may require the selling shareholders to sell the Common Shares in those states only through registered or licensed brokers or dealers. These laws may also require that the Company register or qualify the Common Shares for sale in those states unless an exemption from registration and qualification is available and the selling shareholders and the Company comply with that exemption. In addition, the anti-manipulation rules of Regulation M under the U.S. Exchange Act may apply to sales of Common Shares in the market and to the activities of the selling shareholders and their affiliates. Regulation M may restrict the ability of any person engaged in the distribution of Common Shares to engage in market-making activities with respect to the Common Shares. All of the foregoing may affect the marketability of the Common Shares and the ability of any person to engage in market-making activities with respect to the Common Shares.

If any selling shareholder notifies the Company that it has entered into any material arrangement with a broker-dealer for the sale of Common Shares through a block trade, special offering, exchange distribution, over-the-counter distribution or secondary distribution, or a purchase by a broker or dealer, the Company will file any necessary supplement to this prospectus supplement in order to disclose:

•	the number of Common Shares involved in the arrangement;

•	the terms of the arrangement, including the names of any underwriters, dealers or agents who purchase Common Shares, as required;

•	the proposed selling price to the public;

•	any discount, commission or other underwriting compensation;

•	the place and time of delivery for the Common Shares being sold;

•	any discount, commission or concession allowed, reallowed or paid to any dealers; and

•	any other material terms of the distribution of Common Shares.

In addition, if a selling shareholder notifies the Company that a donee, pledgee, transferee or other successor-in-interest of the selling shareholder intends to sell any securities, the Company will file an amendment to the Registration Statement of which this prospectus supplement forms a part or a supplement to this prospectus supplement, if required.

This prospectus supplement has not been filed in respect of, and will not qualify, any distribution of the Common Shares in the Province of Ontario or in any other province or territory of Canada at any time.

We know of no existing arrangements between any selling shareholder and any broker, dealer, underwriter, or agent relating to the sale or distribution of the Common Shares offered by this prospectus supplement. There can be no assurance that any selling shareholder will sell any or all of the Common Shares registered pursuant to the Registration Statement of which this prospectus supplement and the accompanying prospectus form a part.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary, as of the date hereof, of the principal Canadian federal income tax considerations under the Tax Act generally applicable to a holder of the Common Shares who acquires such shares pursuant to this offering, and who at all relevant times, for purposes of the Tax Act holds the Common Shares as capital property and deals at arm’s length with the Company and the selling shareholders and is not affiliated with the Company or the selling shareholders (a “Holder”). Generally, the Common Shares will be capital property to a Holder unless they are held or acquired in the course of carrying on a business or as part of an adventure or concern in the nature of trade. Certain Holders who are residents of Canada and who might not otherwise be considered to hold their Common Shares as capital property may, in certain circumstances, be entitled to have them and every other “Canadian security” (as defined in the Tax Act) owned by such Holder be treated as capital property by making an irrevocable election in accordance with subsection 39(4) of the Tax Act. Holders considering making such election should first consult their own tax advisors.

This summary is not applicable to a Holder: (a) that is a “financial institution”, as defined in the Tax Act for purposes of the mark-to-market rules; (b) an interest in which is a “tax shelter investment”, as defined in the Tax Act; (c) that is a “specified financial institution”, as defined in the Tax Act; (d) that has made an election under the Tax Act to determine its Canadian tax results in a currency of a country other than Canada; (e) that has entered or will enter into a “derivative forward agreement” under the Tax Act with respect to the Common Shares; (f) that receives dividends on the Common Shares under or as part of a “dividend rental arrangement”, as defined in the Tax Act; or (g) that is a corporation resident in Canada and is, or becomes, or does not deal at arm’s length for purposes of the Tax Act with a corporation resident in Canada that is or becomes, as part of a transaction or event or series of transactions or events that includes the acquisition of the Common Shares, controlled by a non-resident person, or a group of non-resident persons not dealing with each other at arm’s length, for purposes of the “foreign affiliate dumping” rules in section 212.3 of the Tax Act. Such Holders should consult their own tax advisors.

This summary is based on the facts set out in this prospectus supplement, the current provisions of the Tax Act and the regulations thereunder, all specific proposals to amend the Tax Act and the regulations thereunder publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date of hereof (“Tax Proposals”) and counsel’s understanding of the current published administrative policies and assessing practices of the Canada Revenue Agency. No assurance can be made that the Tax Proposals will be enacted in the form proposed or at all. This summary is not exhaustive of all possible Canadian federal income tax considerations and, other than the Tax Proposals, does not take into account or anticipate any changes in law or in administrative policy or assessing practice, whether by legislative, regulatory, administrative or judicial decision or action, nor does it take into account provincial, territorial or foreign income tax legislation or considerations, which may differ significantly from the Canadian federal income tax considerations discussed herein.

This summary is of a general nature only and is not exhaustive of all possible Canadian federal income tax considerations applicable to an investment in the Common Shares. The income and other tax consequences of acquiring, holding or disposing of the Common Shares will vary depending on a Holder’s particular status and circumstances, including the province or territory in which the Holder resides or carries on business. This summary is not intended to be, nor should it construed to be, legal or tax advice to any particular Holder. Holders should consult their own tax advisors with respect to an investment in the Common Shares having regard to their particular circumstances.

Holders Resident in Canada

The following portion of this summary applies to Holders who, at all relevant times, for purposes of the Tax Act and any applicable income tax treaty or convention, are or are deemed to be resident in Canada (“Resident Holders”).

Dividends on the Common Shares

In the case of a Resident Holder who is an individual (other than certain trusts), dividends received or deemed to be received by such Resident Holder on the Common Shares will be included in computing the Resident Holder’s income and will be subject to the gross-up and dividend tax credit rules that apply to “taxable dividends” received from “taxable Canadian corporations” (each as defined in the Tax Act). Provided that appropriate designations are made by the Company, such dividends will be treated as an “eligible dividend” for the purposes of the Tax Act and a Resident Holder who is an individual will be entitled to an enhanced dividend tax credit in respect of such dividend. There may be limitations on the Company’s ability to designate dividends as eligible dividends.

Dividends received by a Resident Holder who is an individual (other than certain trusts) may result in such Resident Holder being liable for alternative minimum tax under the Tax Act. Such Resident Holders should consult their own tax advisors in this regard.

Dividends received or deemed to be received on the Common Shares by a Resident Holder that is a corporation will be required to be included in computing the corporation’s income for the taxation year in which such dividends are received, but such dividends will generally be deductible in computing the corporation’s taxable income. In certain circumstances, subsection 55(2) of the Tax Act will treat a taxable dividend received by a Resident Holder that is a corporation as proceeds of disposition or a capital gain. Resident Holders that are corporations should consult their own tax advisors having regard to their own circumstances.

A Resident Holder that is a “private corporation” or a “subject corporation” (each as defined in the Tax Act) may be liable under Part IV of the Tax Act to pay a refundable tax on dividends received or deemed to be received on the Common Shares to the extent that such dividends are deductible in computing the Resident Holder’s taxable income for the taxation year.

A Resident Holder may be subject to U.S. withholding tax on dividends received on the Common Shares (see “Certain United States Federal Income Tax Considerations”). Any U.S. withholding tax paid by or on behalf of a Resident Holder in respect of dividends received on the Common Shares generally will not be eligible for a foreign tax credit under the Tax Act. However, the Company does not currently anticipate paying dividends on the Common Shares.

Dispositions of the Common Shares

On a disposition or deemed disposition of the Common Shares by a Resident Holder, the Resident Holder will generally realize a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition are greater (or less) than the aggregate of the Resident Holder’s adjusted cost base of the Common Shares immediately before the disposition and any reasonable costs of disposition. The adjusted cost base to a Resident Holder of the Common Shares acquired pursuant to this offering will be determined by averaging the cost of such Common Shares with the adjusted cost base of all other Common Shares (if any) held by the Resident Holder as capital property at that time.

One-half of a capital gain (a “taxable capital gain”) realized by a Resident Holder on the disposition of a Common Share must be included in the Resident Holder’s income under the Tax Act. One-half of a capital loss (an “allowable capital loss”) realized on the disposition of a Common Share will generally be deducted against taxable capital gains realized by the Resident Holder in that same year, and allowable capital losses in excess of taxable capital gains for such year may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent year against net taxable capital gains realized in such years, to the extent and under the circumstances described in the Tax Act.

The amount of any capital loss realized by a Resident Holder that is a corporation on the disposition of a Common Share may be reduced by the amount of dividends received or deemed to be received by it on such Common Share (or on a share for which the Common Share has been substituted) to the extent and under the circumstances described in the Tax Act. Similar rules may apply where a Resident Holder that is a corporation is a member of a partnership or a beneficiary of a trust that owns the Common Shares, directly or indirectly, through a partnership or a trust. Resident Holders to whom these rules may be relevant should consult their own tax advisors.

Taxable capital gains realized by a Resident Holder who is an individual (other than certain trusts) may give rise to alternative minimum tax depending on the Resident Holder’s circumstances. Such Resident Holders should consult their own tax advisors in this regard.

A Resident Holder that is, throughout the relevant taxation year, a “Canadian-controlled private corporation” (as defined in the Tax Act) may be liable to pay a refundable tax on its “aggregate investment income” (as defined in the Tax Act), including amounts in respect of net taxable capital gains.

Holders Not Resident in Canada

The following portion of this summary applies to a Holder that, at all relevant times, for purposes of the Tax Act and any applicable income tax treaty or convention, (i) is not, and is not deemed to be, resident in Canada for purposes of the Tax Act and any applicable income tax treaty or convention, and (ii) holds the Common Shares as capital property for purposes of the Tax Act and does not use or hold, and is not deemed to use or hold, the Common Shares in the course of carrying on, or otherwise in connection with, a business in Canada (a “Non-Resident Holder”). Special rules, which are not discussed in this summary, may apply to a Non-Resident Holder that is an insurer carrying on an insurance business in Canada and elsewhere or an “authorized foreign bank” (as defined in the Tax Act).

Dividends on the Common Shares

Dividends paid or credited, or deemed to be paid or credited, on the Common Shares to a Non-Resident Holder will be subject to Canadian withholding tax at the rate of 25% of the gross amount of the dividend unless the rate is reduced under the provisions of an applicable tax treaty or convention between Canada and the country in which the Non-Resident Holder is resident. For example, under the Canada-United States Tax Convention (1980), as amended (the “Treaty”), the rate of withholding tax on dividends paid or credited to a Non-Resident Holder who is a resident of the United States for purposes of the Treaty, is the beneficial owner of the dividends, and is entitled to full benefits under the Treaty (a “U.S. Resident Holder”), is generally reduced to 15% or, in the case of a U.S. Resident Holder that is a corporation that owns at least 10% of the voting shares of the corporation paying the dividend, the rate is reduced to 5%. Non-Resident Holders should consult their own tax advisors in this regard. The Multilateral Convention to Implement Tax Treaty Related Measures to Prevent Base Erosion and Profit Shifting of which Canada is a signatory, affects many of Canada’s bilateral tax treaties (but not the Treaty), including the ability to claim benefits thereunder. Non-Resident Holders should consult their own tax advisors in this regard.

Dispositions of the Common Shares

A Non-Resident Holder generally will not be subject to tax under the Tax Act in respect of a disposition or deemed disposition of a Common Share, unless the Common Share constitutes “taxable Canadian property” (as defined in the Tax Act) of the Non- Resident Holder at the time of disposition and the Non-Resident Holder is not entitled to relief under an applicable tax treaty or convention between Canada and the country in which the Non-Resident Holder is resident.

Generally, a Common Share will not constitute “taxable Canadian property” of a Non-Resident Holder at a particular time provided that the Common Share is listed on a “designated stock exchange” (as defined in the Tax Act, which currently includes the TSX and NASDAQ) at that time, unless, at any time during the 60-month period that ends at that time, both: (i) one or any combination of (a) the Non-Resident Holder, (b) persons with whom the Non-Resident Holder does not deal at arm’s length for purposes of the Tax Act and (c) partnerships in which the Non-Resident Holder or a person described in (b) holds a membership interest (directly or indirectly through one or more partnerships), owns 25% or more of the issued shares of any class or series of the Company, and (ii) more than 50% of the fair market value of the Common Shares was derived directly or indirectly from one or any combination of: (a) real or immovable property situated in Canada, (b) “timber resource properties” (as defined in the Tax Act), (c) “Canadian resource properties” (as defined in the Tax Act) or (d) options in respect of, or interests in, or for civil law rights in, any of the foregoing, whether or not the property exists. Notwithstanding the foregoing, in certain circumstances set out in the Tax Act, a Common Share may be deemed to be “taxable Canadian property”.

In the case of a U.S. Resident Holder for whom the Common Shares constitute “taxable Canadian property”, no Canadian taxes will generally be payable on a capital gain realized on the disposition or deemed disposition of such shares by reason of the Treaty, unless the value of such shares is derived principally from “real property situated in Canada” for purposes of the Treaty at the time of the disposition. U.S. Resident Holders for whom Common Shares may constitute “taxable Canadian property” should consult their own tax advisor.

In the case where a Non-Resident Holder disposes, or is deemed to dispose, of a Common Share, that is “taxable Canadian property” of that Non-Resident Holder, and the Non-Resident Holder is not entitled to an exemption from tax under the Tax Act or pursuant to the terms of an applicable income tax treaty or convention, the consequences under the heading “Holders Resident in Canada – Dispositions of the Common Shares” will generally be applicable to such disposition. Non-Resident Holders for whom Common Shares may constitute “taxable Canadian property” should consult their own tax advisor.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain U.S. federal income tax considerations relating to the ownership and disposition of Common Shares. This summary is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated thereunder (the “Treasury Regulations”), judicial authorities, published positions of the Internal Revenue Service (the “IRS”), and other applicable authorities, all as in effect on the date hereof and all of which are subject to change or differing interpretations, possibly with retroactive effect. There can be no assurance that the IRS will not challenge any of the tax considerations described in this summary, and the Company has not obtained, nor does it intend to obtain, a ruling from the IRS or an opinion from legal counsel with respect to the U.S. federal income tax considerations discussed herein. This summary addresses only certain considerations arising under U.S. federal income tax law, and it does not address the tax on net investment income or the alternative minimum tax, any other federal tax considerations (such as estate or gift taxation), or any tax considerations arising under the laws of any state, locality, or non-U.S. taxing jurisdiction.

This summary is of a general nature only and does not address all of the U.S. federal income tax considerations that may be relevant to a holder of Common Shares in light of such holder’s circumstances. In particular, this discussion applies only to holders of Common Shares that hold such shares as “capital assets” (generally, property held for investment purposes), and it does not address the special tax rules that may apply to special categories of taxpayers, including, without limitation:

•	securities broker-dealers;

•	persons that hold Common Shares as part of a hedging or integrated financial transaction or straddle;

•	individuals that have ceased to be United States citizens or lawful permanent residents;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	persons that are owners of an interest in a partnership or other passthrough entity that holds Common Shares;

•	partnerships or other passthrough entities;

•	real estate investment trusts;

•	regulated investment companies;

•	pension plans, retirement plans, retirement accounts, and other tax-deferred accounts;

•	financial institutions;

•	insurance companies;

•	traders that have elected a mark-to-market method of accounting;

•	tax-exempt organizations;

•	persons that own or have owned, directly, indirectly, or constructively, more than 5% of the Common Shares;

•	passive foreign investment companies, controlled foreign corporations, and corporations that accumulate earnings to avoid U.S. federal income tax; and

•	persons who received their Common Shares upon the exercise of employee stock options or otherwise as compensation.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of Common Shares acquired pursuant to this offering and who is, for U.S. federal income tax purposes:

•	an individual who is a citizen or a resident of the United States;

•	a corporation (or other entity classified as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust (i) that has validly elected to be treated as a U.S. person for U.S. federal income tax purposes or (ii) the administration over which a U.S. court can exercise primary supervision and all of the substantial decisions of which one or more U.S. persons have the authority to control.

For purposes of this summary, a “Non-U.S. Holder” is any person who is a beneficial owner of Common Shares acquired pursuant to this offering who is not a U.S. Holder and is not a partnership or other entity or arrangement that is classified as a partnership for U.S. federal income tax purposes.

If a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds Common Shares, the tax treatment of a partner of such partnership generally will depend upon the status of such partner and the activities of the partnership. Partners of partnerships holding Common Shares are urged to consult their own tax advisers regarding the tax consequences relating to the ownership and disposition of Common Shares.

This summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any particular shareholder. Prospective investors are urged to consult their own tax advisers regarding the tax consequences of the ownership and disposition of Common Shares in light of their particular circumstances, as well as the tax consequences under state, local, and non-U.S. tax law and the possible effect of changes in tax law.

Tax Residence of the Company for U.S. Federal Income Tax Purposes

Although the Company is organized as a corporation under the OBCA, the Company takes the position that it is treated as a U.S. domestic corporation for all U.S. federal income tax purposes under Section 7874 of the Code and the Treasury Regulations thereunder. Accordingly, the Company generally will be subject to U.S. federal income tax on its worldwide income. The remainder of this summary assumes that the Company will be treated as a U.S. domestic corporation for U.S. federal income tax purposes.

Taxation of U.S. Holders

Distributions on Common Shares

The Company does not currently anticipate paying dividends on the Common Shares. In the event that the Company makes a distribution on Common Shares, the gross amount of such distribution (including any amount withheld to pay Canadian withholding taxes) generally will be treated as a dividend to the extent paid out of the Company’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). A distribution on Common Shares in excess of current and accumulated earnings and profits will be treated as a tax-free return of capital to the extent of a U.S. Holder’s adjusted tax basis in such Common Shares and, to the extent in excess of adjusted basis, as capital gain, which will be subject to the rules discussed below under “—Sale or Other Taxable Disposition of Common Shares”. Dividends received by individuals and other non-corporate U.S. Holders generally will be subject to tax at preferential rates applicable to long-term capital gains, provided that such holders meet certain holding period and other requirements. Dividends received by corporate U.S. Holders may qualify for the dividends-received deduction, subject to various limitations.

As discussed above under the heading “Certain Canadian Federal Income Tax Considerations”, dividends paid by the Company to U.S. Holders generally will be subject to Canadian withholding tax, subject to reduction under an applicable income tax treaty. For U.S. foreign tax credit purposes, such dividends generally will not constitute foreign-source income for U.S. foreign tax credit purposes, based on the treatment of the Company as a U.S. domestic corporation under Section 7874 of the Code, as described above. Therefore, a U.S. Holder may not be permitted to claim a U.S. foreign tax credit for any such Canadian withholding tax, unless such U.S. Holder has sufficient foreign-source income from other sources and certain other conditions are met. However, the U.S. Holder may be entitled to a deduction for the U.S. Holder’s Canadian tax paid, provided the U.S. Holder has not elected to credit other foreign taxes with respect to the same taxable year.

The foreign tax credit rules are complex, and U.S. Holders are urged to consult their own tax advisers regarding the availability of foreign tax credits and the U.S. federal income tax treatment of distributions on Common Shares in light of their particular circumstances.

Sale or Other Taxable Disposition of Common Shares

A U.S. Holder who sells, exchanges, or otherwise disposes of Common Shares in a taxable transaction will recognize a gain or loss equal to the difference, if any, between the U.S. dollar value of the amount realized on such sale or other taxable disposition and the U.S. Holder’s adjusted tax basis in such shares. Any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder held the Common Shares for more than one year at the time of the sale or other taxable disposition. For non-corporate U.S. Holders, long-term capital gains recognized in connection with a sale or other taxable disposition of Common Shares generally will be taxed at preferential capital gain rates.

The deductibility of capital losses is subject to limitations. Any such gain or loss recognized by a U.S. Holder generally will be treated as U.S.-source gain or loss for foreign tax credit limitation purposes. U.S. Holders are urged to consult their own tax advisers regarding the U.S. federal income tax consequences of the sale, exchange, or other taxable disposition of Common Shares in light of their particular circumstances.

Receipt of Foreign Currency

The U.S. dollar value of any cash payment in Canadian dollars to a U.S. Holder will be translated into U.S. dollars calculated by reference to the exchange rate prevailing on the date of actual or constructive receipt of the payment, regardless of whether the Canadian dollars are converted into U.S. dollars at that time. A U.S. Holder generally will have a basis in the Canadian dollars equal to their U.S. dollar value on the date of receipt. Any U.S. Holder that receives payment in Canadian dollars and converts or disposes of the Canadian dollars after the date of receipt may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss and that generally would be U.S.-source income or loss for foreign tax credit purposes. U.S. Holders are urged to consult their own tax advisers regarding the U.S. federal income tax consequences of receiving, owning, and disposing of Canadian dollars.

Information Reporting and Backup Withholding

Dividend payments with respect to Common Shares and proceeds from the sale or other taxable disposition of Common Shares generally will be subject to information reporting to the IRS and possible backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status. Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s U.S. federal income tax liability, and a U.S. Holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

Taxation of Non-U.S. Holders

Distributions on Common Shares

The Company does not currently anticipate paying dividends on the Common Shares. In the event that the Company makes a distribution on Common Shares, the gross amount of such distribution generally will be treated as a dividend to the extent paid out of the Company’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). A distribution on Common Shares in excess of current and accumulated earnings and profits will be treated as a tax-free return of capital to the extent of a Non-U.S. Holder’s adjusted tax basis in such Common Shares and, to the extent in excess of adjusted basis, as capital gain, which will be subject to the rules discussed below under “—Sale or Other Taxable Disposition of Common Shares”.

Subject to the discussion below regarding effectively connected income, dividends paid to a Non-U.S. Holder will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends or such lower rate as is specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate. A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders are urged to consult their own tax advisers regarding their entitlement to benefits under any applicable income tax treaty.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States. Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a corporation may also be subject to a branch profits tax at a rate of 30% (or such lower rate as is specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders are urged to consult their own tax advisers regarding any applicable income tax treaties that may provide for different rules.

Sale or Other Taxable Disposition of Common Shares

A Non-U.S. Holder generally will not be subject to U.S. federal income tax or withholding tax on any gain realized upon a sale, exchange, or other taxable disposition of Common Shares unless:

•	the gain is effectively connected with the holder’s conduct of a trade or business within the United States and, if an applicable income tax treaty so provides, is attributable to a permanent establishment or a fixed base maintained by the holder in the United States, in which case, the holder generally will be taxed on a net income basis at the graduated U.S. federal income tax rates applicable to U.S. persons (and a corporate holder may be subject to the additional branch profits tax described above);

•	the holder is an individual that is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case, the holder generally will be subject to a 30% tax on the net gain derived from the disposition, which may be offset by U.S.-source capital losses, if any, realized during the same taxable year; or

•	the Company is or was a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period preceding the disposition or the Non-U.S. Holder’s holding period for the Common Shares.

Generally, a corporation is a United States real property holding corporation if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. The Company believes that it is not currently, and it does not anticipate becoming in the future, a United States real property holding corporation. However, because the determination of whether the Company is a United States real property holding corporation is made from time to time and depends on the relative fair market values of its assets, there can be no assurance in this regard. If the Company were a United States real property holding corporation, the tax relating to disposition of stock in a United States real property holding corporation generally would not apply to a Non-U.S. Holder whose holdings, directly, indirectly, and constructively, constituted 5% or less of our Common Shares at all times during the applicable period, provided that our Common Shares are “regularly traded on an established securities market” (as provided in applicable Treasury Regulations) at any time during the calendar year in which the disposition occurs. However, no assurance can be provided that our Common Shares will be regularly traded on an established securities market for purposes of the rules described above. If a Non-U.S. Holder is subject to U.S. federal income tax pursuant to these rules, any gains on the sale or other disposition of such Common Shares would be taxed on a net income basis at the graduated rates applicable to U.S. persons, and the holder would be required to file a U.S. tax return with respect to such gains. Non-U.S. Holders are urged to consult their own tax advisers regarding the possible adverse U.S. federal income tax consequences to them if the Company is, or were to become, a United States real property holding corporation.

Information Reporting and Backup Withholding

Backup withholding will not apply to payments of dividends on the Common Shares to a Non-U.S. Holder, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a U.S. person and the Non-U.S. Holder either provides to the applicable withholding agent a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying under penalties of perjury that the Non-U.S. Holder is not a U.S. person or otherwise qualifies for an exemption. However, the applicable withholding agent generally will be required to report to the IRS and to such Non-U.S. Holder payments of dividends on the Common Shares and the amount of U.S. federal income tax, if any, withheld with respect to those payments. Copies of the information returns reporting such dividends and any withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of a treaty or agreement.

The gross proceeds from the sale or other disposition of Common Shares may be subject, in certain circumstances discussed below, to U.S. backup withholding and information reporting. If a Non-U.S. Holder sells or otherwise disposes of Common Shares outside the United States through a non-U.S. office of a non-U.S. broker and the sale or disposition proceeds are paid to the Non-U.S. Holder outside the United States, then the U.S. backup withholding and information reporting requirements generally will not apply to that payment. However, U.S. information reporting, but not U.S. backup withholding, will apply to a payment of sale or disposition proceeds, even if that payment is made outside the United States, if a Non-U.S. Holder sells Common Shares through a non-U.S. office of a broker that is a U.S. person or has certain enumerated connections with the United States, unless the broker has documentary evidence in its files that the Non-U.S. Holder is not a U.S. person and certain other conditions are met or the Non-U.S. Holder otherwise qualifies for an exemption.

If a Non-U.S. Holder receives payment of the proceeds of a sale or other disposition of the Common Shares to or through a U.S. office of a broker, the payment will be subject to both U.S. backup withholding and information reporting unless the Non-U.S. Holder provides to the applicable withholding agent a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying under penalties of perjury that the Non-U.S. Holder is not a U.S. person (and the applicable withholding agent does not have actual knowledge or reason to know that such holder is a U.S. person) or otherwise qualifies for an exemption. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be credited against the Non-U.S. Holder’s U.S. federal income tax liability (which may result in the Non-U.S. Holder being entitled to a refund), provided that the required information is timely furnished to the IRS.

Additional Withholding Requirements Under FATCA

Under Sections 1471 through 1474 of the Code, and the Treasury Regulations and administrative guidance thereunder (“FATCA”), withholding tax may apply to certain types of payments made to “foreign financial institutions” (as defined in the Code) and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on the Common Shares paid to a foreign financial institution or to a non-financial foreign entity, unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners); (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the applicable withholding agent with a certification identifying the direct and indirect substantial United States owners of the entity (in either case, generally on IRS Form W-8BEN-E); or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States may be subject to different rules. Under certain circumstances, a shareholder might be eligible for refunds or credits of such taxes. Proposed Treasury Regulations would eliminate the requirement to withhold tax under FATCA on gross proceeds from the sale or disposition of property that can produce U.S.-source interest or dividends. The IRS has announced that taxpayers are permitted to rely on the proposed regulations until final Treasury Regulations are issued. Non-U.S. Holders are encouraged to consult their own tax advisers regarding the effect of FATCA on their investment in Common Shares in light of their particular circumstances.

LEGAL MATTERS

Certain legal matters relating to Canadian and United States law with respect to this offering will be passed upon on behalf of the Company by Torys LLP, New York, New York and Toronto, Canada.

EXPERTS

The consolidated financial statements of the Company incorporated in this prospectus supplement by reference to the Annual Report have been so incorporated in reliance on the report of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

EXPENSES

The following are the estimated expenses of the offering of the Common Shares under this prospectus supplement, all of which will be paid by the Company (other than certain offering expenses that may be borne by selling shareholders in connection with a secondary offering).

SEC registration fee	US$	693.73
Printing costs		6,000
Legal fees and expenses		75,000
Accounting fees and expenses		20,000

Total	US$	101,693.73

GREENBROOK TMS INC.

Common Shares
Preferred Shares
Warrants
Subscription Receipts
Units

Greenbrook TMS Inc. (“Greenbrook” or the “Company”) and the selling shareholders may offer from time to time up to a total amount of US$150,000,000, consisting of: in the case of the Company, (i) common shares of the Company (the “Common Shares”), (ii) preferred shares of the Company (the “Preferred Shares”), (iii) warrants to purchase Common Shares, Preferred Shares or other securities of the Company (“Warrants”), (iv) subscription receipts, each of which, once purchased, will entitle the holder to receive upon satisfaction of certain release conditions, and for no additional consideration, one Common Share and/or other securities of the Company (“Subscription Receipts”), and (v) units (“Units” and, collectively with the Common Shares, Preferred Shares, Warrants, and Subscription Receipts, the “Securities”), or any combination thereof, in one or more offerings under this prospectus; and in the case of the selling shareholders, resales of up to 2,353,347 Common Shares as described in “Selling Shareholders”. Accordingly, the aggregate amount of Securities that we may offer in primary offerings under this prospectus is limited to US$142,516,356.54, after subtracting the registered amount of Common Shares that may be resold by the selling shareholders. The Securities may be offered in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in an accompanying prospectus supplement.

As of March 4, 2022, the aggregate market value of our outstanding Common Shares held by non-affiliates was US$29,762,768.56, which was calculated based on 7,592,543 outstanding Common Shares as of March 4, 2022 held by non-affiliates and on a closing price per share of US$3.92 on such date. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell the Securities in a public primary offering with a value exceeding more than one-third of the aggregate market value of our Common Shares held by non-affiliates in any 12-month period as long as the aggregate market value of our outstanding Common Shares held by non-affiliates is less than US$75 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

This prospectus provides you with a general description of the Securities that we or the selling shareholders may offer. Each time we or the selling shareholders offer Securities, we will provide you with a prospectus supplement that describes specific information about the Securities being offered and may add, update or change information contained or incorporated by reference in this prospectus. You should read both this prospectus and the applicable prospectus supplement, together with the additional information that is incorporated by reference into this prospectus and the applicable prospectus supplement.

Our common shares are listed and posted for trading on the Toronto Stock Exchange (the “TSX”) under the symbol “GTMS” and on the Nasdaq Capital Market of The NASDAQ Stock Market LLC (“NASDAQ”) under the symbol “GBNH”.

Investing in our Securities involves a high degree of risk. You should carefully read the “Risk Factors” section of this prospectus beginning on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 15, 2022.

ABOUT THIS PROSPECTUS

This prospectus is a part of a shelf registration statement that we have filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we and the selling shareholders may offer and sell any combination of the Securities described in this prospectus in one or more offerings.

The aggregate amount of Securities that we and the selling shareholders may offer under the registration statement of which this prospectus is a part (the “Registration Statement”) is US$150,000,000, denominated in U.S. dollars or the equivalent in foreign currencies, currency units or composite currencies. The aggregate amount of Securities that we may offer in primary offerings under this prospectus is limited to US$142,516,356.54, after subtracting the registered amount of Common Shares that may be resold by the selling shareholders. In addition, we are subject to the provisions of General Instruction I.B.5 of Form F-3, which provide that as long as the aggregate market value of our outstanding Common Shares held by non-affiliates of the Company is less than US$75,000,000, then the aggregate market value of the Securities sold by us or on our behalf pursuant to this Registration Statement, during the period of 12 calendar months immediately prior to, and including, such sale(s), is no more than one-third of the aggregate market value of our Common Shares held by non-affiliates of the Company as of a date within 60 days of such sale(s). This limitation does not apply to offerings of Common Shares on a secondary basis that may be sold by selling shareholders pursuant to this prospectus (as described in “Selling Shareholders”) in accordance with General Instruction I.B.3 of Form F-3.

This prospectus provides you with a general description of the Securities that we may sell under this prospectus. Each time we or the selling shareholders sell Securities, we will also provide a prospectus supplement that may include, where applicable, specific information about the terms of that offering. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the prospectus supplement. Where required by statute, regulation or policy, and where Securities are offered in currencies other than U.S. dollars, appropriate disclosure of foreign exchange rates applicable to those Securities will be included in the prospectus supplement describing those Securities.

We may also prepare free writing prospectuses to describe the terms of particular sales of Securities, which terms may vary from those described in any prospectus supplement. You therefore should carefully review any free writing prospectus available in connection with your review of this prospectus and any applicable prospectus supplement.

Please carefully read both this prospectus and any prospectus supplement, together with the documents incorporated by reference into this prospectus and any prospectus supplement, and the additional information described below under “Where You Can Find Additional Information”. This prospectus contains summaries of certain provisions contained in some of the documents described in this prospectus, but reference is made to the actual documents for complete information. All the summaries are qualified in their entirety by the actual documents. Copies of certain documents referred to in this prospectus have been filed, will be filed or will be incorporated by reference as exhibits to the Registration Statement, and you may obtain copies of those documents as described below under “Where You Can Find Additional Information”.

You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement or free writing prospectus. We and the selling shareholders have not authorized anyone to provide you with any different or additional information other than that contained in or incorporated by reference into this prospectus or in any prospectus supplement or free writing prospectus. We and the selling shareholders take no responsibility for, and can provide no assurance as to the reliability of, any information that others may provide. The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. This prospectus is not an offer to sell any Securities and is not soliciting an offer to buy Securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is accurate only as of the date of this prospectus and any information incorporated by reference into this prospectus is accurate only as of the date referred to in the applicable document incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of the Securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

(i)

As used in this prospectus and in any prospectus supplement, unless the context otherwise requires, the terms “Greenbrook”, the “Company”, “we”, “us”, and “our” refer to Greenbrook TMS Inc., and, unless the context requires otherwise, the subsidiaries through which it conducts business.

The complete mailing address and telephone number of our principal executive office is:

Greenbrook TMS Inc.
890 Yonge Street, 7th Floor

Toronto, Ontario, Canada M4W 3P4
(416) 915-9100

Unless stated otherwise or if the context otherwise requires, all references to dollar amounts in this prospectus and any prospectus supplement are references to U.S. dollars.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus and the documents incorporated by reference herein constitute forward-looking statements within the meaning of applicable securities laws in Canada and the United States, including the United States Private Securities Litigation Reform Act of 1995. Forward-looking information may relate to the Company’s future financial outlook and anticipated events or results and may include information regarding the impact of the COVID-19 (coronavirus) pandemic (“COVID-19”) and our response thereto, our expectations regarding the continued expansion of the Spravato® (esketamine nasal spray) offering (the “Spravato® Program”) and our potential to enhance profit margins and diversify total revenue, the impact of the acquisition of Achieve TMS East, LLC and Achieve TMS Central, LLC on our business and the earn-out consideration payable in respect thereof, our anticipated expansion opportunities, our expectations regarding our liquidity and available financing, and our expectations of future results, performance, achievements, prospects or opportunities or the markets in which we operate, is forward-looking information. In some cases, forward-looking information can be identified by the use of forward-looking terminology such as “plans”, “targets”, “expects” or “does not expect”, “is expected”, “an opportunity exists”, “budget”, “scheduled”, “estimates”, “outlook”, “forecasts”, “projection”, “prospects”, “strategy”, “intends”, “anticipates”, “does not anticipate”, “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might”, “will”, “will be taken”, “occur” or “be achieved”. In addition, any statements that refer to expectations, intentions, projections or other characterizations of future events or circumstances contain forward-looking information. Statements containing forward-looking information are not facts but instead represent management’s expectations, estimates and projections regarding future events or circumstances.

This forward-looking information and other forward-looking information are based on the Company’s opinions, estimates and assumptions in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors that the Company currently believes are appropriate and reasonable in the circumstances. Despite a careful process to prepare and review the forward-looking information, there can be no assurance that the underlying opinions, estimates and assumptions will prove to be correct.

(ii)

The forward-looking information in this prospectus and the documents incorporated by reference herein is necessarily based on a number of opinions, estimates and assumptions that the Company considered appropriate and reasonable as of the date such statements were made. It is also subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking information, including the following risk factors: challenges to the Company’s business resulting from the COVID-19 pandemic; risks relating to the Company’s negative cash flows, liquidity and our ability to achieve additional financing; increases to indebtedness levels causing a reduction in financial flexibility; inability to successfully execute the Company’s growth strategies, including the expansion of the Spravato® Program; inability to successfully integrate recent acquisitions into the Company’s business; inability to attract key managerial and other non-medical personnel; imposition of additional requirements related to the provision of TMS (as defined below) services at the Company’s outpatient mental health service centers that specialize in TMS treatment (each, a “TMS Center”) by commercial insurance plans, Medicare and other non-Medicare government insurance plans that increase the cost or complexity of furnishing TMS therapy; reduction in reimbursement rates by higher-paying commercial insurance providers; dependency on referrals from clinicians and failure to attract new patients; failure to recruit and retain sufficient qualified clinicians; ability to obtain TMS devices from the Company’s suppliers on a timely basis at competitive costs could suffer as a result of deterioration or changes in supplier relationships or events that adversely affect the Company’s suppliers or cause disruption to their businesses; inability to manage the Company’s operations at its current size; failure to reduce operating expenses and labor costs in a timely manner; inability to achieve or sustain profitability in the future or an inability to secure additional financing to fund losses; risks related to the use of partnerships and other management services frameworks; risks associated with leasing space and equipment for the Company’s TMS Centers; inability to successfully open and operate new TMS Centers profitably or at all; risks associated with geographic expansion in regions which may have lower awareness of the Company’s brand or TMS therapy in general; delays in credentialing of the Company’s clinicians; claims made by or against the Company, which may result in litigation; risks associated with professional malpractice liability claims; reduction in demand for the Company’s services as a result of new drug development and/or technological changes within the Company’s industry; impact of uncertainty related to potential changes to U.S. healthcare laws and regulations; risks associated with compliance with laws relating to the practice of medicine; the constantly evolving nature of the regulatory framework in which the Company operates; costs associated with compliance with U.S. federal and state laws and regulations and risks associated with failure to comply; assessments for additional taxes which could affect the Company’s operating results; the Company’s competitive industry and the size and resources of some of its competitors; the labor-intensive nature of the Company’s business being adversely affected if it is unable to maintain satisfactory relations with its employees or the occurrence of union attempts to organize its employees; insurance-related risks; complications associated with the Company’s billing and collections systems; material disruptions in or security breaches affecting the Company’s information technology systems; disruptions to the operations at the Company’s head office locations; upgrade or replacement of core information technology systems; changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters; natural disasters and unusual weather; inability to maintain effective controls over financial reporting; prolonged decline in the price of the Common Shares reducing the Company’s ability to raise capital; future sales of the Company’s securities by existing shareholders causing the market price for the Common Shares to decline; treatment of the Company as a U.S. domestic corporation for U.S. federal income tax purposes; the Company’s potential to incur significant additional costs if it were to lose its “foreign private issuer” status in the future; and risks related to forward-looking information contained in this prospectus and the documents incorporated by reference herein.

If any of these risks or uncertainties materialize, or if the opinions, estimates or assumptions underlying the forward-looking information prove incorrect, actual results or future events might vary materially from those anticipated in the forward-looking information. The opinions, estimates or assumptions referred to above should be considered carefully by readers. Additional information about these assumptions, risks and uncertainties is contained in this prospectus under the heading “Risk Factors” and in the Company’s filings with the SEC, including our Annual Report on Form 20-F for the year ended December 31, 2021 (our “Annual Report”).

Various assumptions or factors are typically applied in drawing conclusions or making the forecasts or projections set out in forward-looking information. Those assumptions and factors are based on information currently available to the Company, including information obtained from third party industry analysts and other third-party sources. In some instances, material assumptions and factors are presented or discussed elsewhere in this prospectus or the documents incorporated by reference herein in connection with the statements or disclosure containing the forward-looking information. Readers are cautioned that the following list of material factors and assumptions is not exhaustive. The factors and assumptions include, but are not limited to: no unforeseen changes in the legislative and operating framework for the Company’s business; no unforeseen changes in the prices for the Company’s services in markets where prices are regulated; no unforeseen changes in the reimbursement rates of commercial, Medicare and other non-Medicare government insurance plans; no unforeseen changes in the regulatory environment for the Company’s services; a stable competitive environment; and no significant event occurring outside the ordinary course of business.

Although the Company has attempted to identify important risk factors that could cause actual results or future events to differ materially from those contained in forward-looking information, there may be other risk factors not presently known to the Company or that the Company presently believes are not material that could also cause actual results or future events to differ materially from those expressed in such forward-looking information. There can be no assurance that such information will prove to be accurate. Accordingly, readers should not place undue reliance on forward-looking information, which speaks only to opinions, estimates and assumptions as of the date made. The forward-looking information contained in this prospectus and the documents incorporated by reference herein represents the Company’s expectations as of the date of this prospectus (or as of the date they are otherwise stated to be made) and are subject to change after such date. The Company disclaims any intention or obligation or undertaking to update or revise any forward-looking information whether as a result of new information, future events or otherwise, except as required under applicable securities laws.

All of the forward-looking information contained in this prospectus or the documents incorporated by reference herein is expressly qualified by the foregoing cautionary statements.

(iii)

SUMMARY

This summary does not contain all the information about us that may be important to you. Please carefully read both this prospectus and any prospectus supplement together with the additional information contained in or incorporated by reference into this prospectus and any prospectus supplement.

The Company

Operating through 149 Company-operated treatment centers (as of December 31, 2021), Greenbrook is a leading provider of Transcranial Magnetic Stimulation (“TMS”) therapy, an FDA-cleared, non-invasive therapy for the treatment of Major Depressive Disorder (“MDD”) and other mental health disorders, in the United States. TMS therapy provides local electromagnetic stimulation to specific brain regions known to be directly associated with mood regulation. Greenbrook has provided more than 790,000 TMS treatments to over 22,000 patients since our inception.

The principal, head and registered office of the Company is located at 890 Yonge Street, 7th Floor, Toronto, Ontario, Canada M4W 3P4. The Company’s United States corporate headquarters is located at 8401 Greensboro Drive, Suite 425, Tysons Corner, Virginia, United States, 22102.

Further information regarding the Company and its business is set out in the Annual Report, which is incorporated herein by reference. See “Incorporation of Certain Information by Reference”.

The Offering

The Securities described herein may be offered from time to time in one or more offerings utilizing a “shelf” process under U.S. securities laws. Under this shelf process, this prospectus provides you with a general description of the Securities that we and the selling shareholders may offer. Each time we or a selling shareholder sell Securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement.

RISK FACTORS

An investment in our Securities involves a significant degree of risk. You should carefully consider the risk factors and all of the other information included in this prospectus, any prospectus supplement, the documents we have incorporated by reference into this prospectus and any prospectus supplement, and in any related free writing prospectus, including those under the section entitled “Risk Factors” in our Annual Report, as updated by other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference into this prospectus, in evaluating an investment in our Securities. If any of these risks were to materialize, our business, financial condition or results of operations could be materially adversely affected. When we or the selling shareholders offer and sell any Securities pursuant to a prospectus supplement, additional risk factors may be included.

ENFORCEABILITY OF CIVIL LIABILITIES

The Company is a corporation incorporated under and governed by the Business Corporations Act (Ontario). Some of the Company’s directors and officers and some of the experts named in this prospectus reside principally in Canada, and some of the Company’s assets and all or a substantial portion of the assets of these persons is located outside the United States. The Company has appointed an agent for service of process in the United States, but it may be difficult for investors who reside in the United States to effect service of process upon these persons in the United States, or to enforce a U.S. court judgment predicated upon the civil liability provisions of the U.S. federal securities laws against the Company or any of these persons. There is substantial doubt whether an action could be brought in Canada in the first instance predicated solely upon U.S. federal securities laws.

USE OF PROCEEDS

The use of the net proceeds from the sale of Securities will be described in a prospectus supplement relating to the specific issuance of such Securities. All expenses relating to an offering of Securities and any compensation paid to underwriters, dealers or agents, as the case may be, will be paid out of the proceeds of the offering or from the Company’s general funds, unless otherwise stated in the applicable prospectus supplement.

The Company will not receive any proceeds from any sale of Securities by the selling shareholders.

DESCRIPTION OF SHARE CAPITAL

The following is a summary of the rights, privileges, restrictions and conditions of or attaching to the Common Shares. The Company is authorized to issue an unlimited number of Common Shares and an unlimited number of preferred shares, issuable in series. As at March 31, 2022, there were 17,801,885 Common Shares and no Preferred Shares issued and outstanding.

Common Shares

Each Common Share entitles the holder thereof to receive notice of any meetings of shareholders of the Company, to attend and to cast one vote at all such meetings. All of our Common Shares are voting common equity securities. Holders of Common Shares do not have cumulative voting rights with respect to the election of directors and, accordingly, holders of a majority of the Common Shares entitled to vote in any election of directors may elect all directors standing for election. The holders of Common Shares are entitled to receive if, as and when declared by the board of directors of the Company (the “Board”), dividends in such amounts as shall be determined by the Board in its discretion. The holders of Common Shares have the right to receive the Company’s remaining property and assets after payment of debts and other liabilities on a pro rata basis in the event of a liquidation, dissolution or winding-up, whether voluntary or involuntary. The Common Shares do not carry any pre-emptive, subscription, redemption or conversion rights, nor do they contain any sinking or purchase fund provisions.

Further information relating to the Common Shares is set out in the Annual Report, which is incorporated by reference herein.

Preferred Shares

The Preferred Shares may be issued in one or more series, each series to consist of such number of shares as may, before the issue thereof, be fixed by resolution of the Board. The directors shall determine before the issue thereof the designations, rights, privileges, restrictions and conditions attaching to the Preferred Shares of each series including the rate or amount of dividends or the method of calculating dividends, the dates of payment thereof, the redemption and/or purchase prices and terms and conditions of redemption and/or purchase, any voting rights, any conversion rights and any sinking fund or other provisions.

The Preferred Shares of each series will, with respect to payment of dividends and the distribution of assets in the event of liquidation, dissolution or winding up, rank on a parity with the Preferred Shares of every other series and be entitled to preference over the Common Shares and over any other shares ranking junior to the Preferred Shares. The Preferred Shares of any series may also be given such other preferences over the Common Shares and over any other shares ranking junior to the Preferred Shares as may be fixed by the directors.

DESCRIPTION OF WARRANTS

The Company may issue Warrants to purchase Common Shares or Preferred Shares. This section describes the general terms that will apply to any Warrants issued pursuant to this prospectus. Warrants may be offered separately or together with other Securities and may be attached to or separate from any other Securities.

Unless the applicable prospectus supplement otherwise indicates, each series of Warrants will be issued under a separate warrant indenture to be entered into between the Company and one or more banks or trust companies acting as Warrant agent. The Warrant agent will act solely as the agent of the Company and will not assume a relationship of agency with any holders of Warrant certificates or beneficial owners of Warrants. A copy of each warrant indenture relating to any offering of Warrants will be filed by the Company with the SEC after it has been entered into by the Company, and will be incorporated by reference as an exhibit to the Registration Statement.

The applicable prospectus supplement will include details of the warrant indentures, if any, governing the Warrants being offered. The specific terms of the Warrants, and the extent to which the general terms described in this section apply to those Warrants, will be set out in the applicable prospectus supplement. The prospectus supplement relating to any Warrants the Company offers will describe the Warrants and the specific terms relating to the offering. The description will include, where applicable:

•	the designation and aggregate number of Warrants;
•	the price at which the Warrants will be offered;
•	the currency or currencies in which the Warrants will be offered;
•	the date on which the right to exercise the Warrants will commence and the date on which the right will expire;
•	the designation, number and terms of the Common Shares or Preferred Shares, as applicable, that may be purchased upon exercise of the Warrants, and the procedures that will result in the adjustment of those numbers;
•	the exercise price of the Warrants;
•	the designation and terms of the Securities, if any, with which the Warrants will be offered, and the number of Warrants that will be offered with each Security;
•	if the Warrants are issued as a unit with another Security, the date, if any, on and after which the Warrants and the other Security will be separately transferable;
•	any minimum or maximum amount of Warrants that may be exercised at any one time;
•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants;
•	whether the Warrants will be subject to redemption or call and, if so, the terms of such redemption or call provisions;
•	material U.S. and Canadian federal income tax consequences of owning the Warrants; and
•	any other material terms or conditions of the Warrants.

Warrant certificates will be exchangeable for new Warrant certificates of different denominations at the office indicated in the prospectus supplement. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the securities subject to the Warrants. The Company may amend the warrant indenture(s) and the Warrants, without the consent of the holders of the Warrants, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not prejudice the rights of the holders of outstanding Warrants, as a group.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

The Company may issue Subscription Receipts separately or together with Common Shares, Preferred Shares or Warrants, as the case may be. The Subscription Receipts will be issued under a subscription receipt agreement. This section describes the general terms that will apply to any Subscription Receipts that may be offered by the Company pursuant to this Prospectus.

The applicable prospectus supplement will include details of the subscription receipt agreement covering the Subscription Receipts being offered. A copy of each subscription receipt agreement relating to any offering of Subscription Receipts will be filed by the Company with the SEC after it has been entered into by the Company, and will be incorporated by reference as an exhibit to the Registration Statement. The specific terms of the Subscription Receipts, and the extent to which the general terms described in this section apply to those Subscription Receipts, will be set forth in the applicable prospectus supplement. This description will include, where applicable:

•	the number of Subscription Receipts;
•	the price at which the Subscription Receipts will be offered;

•	conditions to the exchange of Subscription Receipts into Common Shares, Preferred Shares or Warrants, as the case may be, and the consequences of such conditions not being satisfied;
•	the procedures for the exchange of the Subscription Receipts into Common Shares, Preferred Shares or Warrants;
•	the number of Common Shares, Preferred Shares or Warrants that may be exchanged upon exercise of each Subscription Receipt;
•	the designation and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each Security;
•	the dates or periods during which the Subscription Receipts may be exchanged into Common Shares, Preferred Shares or Warrants;
•	terms applicable to the gross or net proceeds from the sale of the Subscription Receipts plus any interest earned thereon;
•	material U.S. and Canadian federal income tax consequences of owning the Subscription Receipts;
•	any other rights, privileges, restrictions and conditions attaching to the Subscription Receipts; and
•	any other material terms and conditions of the Subscription Receipts.

Subscription Receipt certificates will be exchangeable for new Subscription Receipt certificates of different denominations at the office indicated in the prospectus supplement. Prior to the exchange of their Subscription Receipts, holders of Subscription Receipts will not have any of the rights of holders of the securities subject to the Subscription Receipts.

DESCRIPTION OF UNITS

The Company may issue Units comprised of one or more of the other Securities described in this prospectus in any combination. Each Unit will be issued so that the holder of the Unit is also the holder of each Security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each included Security. A unit agreement, if any, under which a Unit is issued may provide that the Securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement will describe the terms of the Units. The description will include, where applicable:

•	the designation of the Units and of the Securities comprising the Units;
•	the aggregated number of Units offered;
•	the price at which the Units will be offered;
•	the currency or currencies in which the Units will be offered;
•	any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units;
•	whether the Units and the securities comprising the Units are to be issued in registered form, “book-entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof; and
•	any other material terms or conditions of the Units.

Unit certificates, if any, will be exchangeable for new Unit certificates of different denominations at the office indicated in the prospectus supplement. Prior to the exchange of their Units, holders of Units will not have any of the rights of holders of the securities subject to the Units.

SELLING SHAREHOLDERS

Up to 2,353,347 Common Shares may be sold under this prospectus by way of secondary offering by or for the account of selling shareholders identified below to whom we issued and sold such Common Shares in a private placement that was completed on June 14, 2021, as required by the registration rights agreement entered into connection with such transaction. For more information, see Item 5.B, “Operating and Financial Review and Prospects—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Related Party Transactions—Investor Rights Agreement; Registration Rights Agreement” in the Annual Report, which is incorporated by reference herein. Except as described herein and the Annual Report, which is incorporated herein by reference, and in the table and accompanying footnotes below, the selling shareholders have not had any material relationship with us or any associate or affiliate of a principal holder of our voting securities within the past three years. In addition, to our knowledge, none of the selling shareholders is a broker-dealer, nor at the time of the acquisition of our Common Shares did any of the selling shareholders have direct or indirect agreements or understandings with any third-party person to distribute any of our Common Shares.

The table below identifies the selling shareholders and provides other information regarding the beneficial ownership of the Common Shares by each of the selling shareholders, which information was provided to us by, or on behalf of, the applicable selling shareholder. Because the selling shareholders may sell, transfer or otherwise dispose of all, some or none of the Common Shares offered by this prospectus, we cannot determine the number of such Common Shares that will be sold, transferred or otherwise disposed of by the applicable selling shareholder or the amount or percentage of Common Shares that will be held by the selling shareholders upon termination of this offering. See “Plan of Distribution” for more information. For purposes of the table below, we assume that the selling shareholders will sell all of their Common Shares offered by this prospectus.

In the table below, the percentage of Common Shares beneficially owned is based on 17,801,885 Common Shares issued and outstanding as of March 31, 2022, determined in accordance with Rule 13d-3 under the Exchange Act. Under such rule, beneficial ownership includes any Common Shares over which any of the selling shareholders has sole or shared voting power or investment power and also any Common Shares that any of the selling shareholders has the right to acquire within 60 days of such date through the exercise of any options, warrants or other rights. Except as otherwise indicated, we believe that each selling shareholder has sole voting and investment power with respect to all Common Shares shown as beneficially owned by it. The beneficial ownership information presented in this table is not necessarily indicative of beneficial ownership for any other purpose. When we refer to the “selling shareholders” in this prospectus, we mean the selling shareholders listed in the table below, as well as each such selling shareholder’s pledgees, donees, assignees, transferees and other successors-in-interest and others who may hold any of such selling shareholder’s interest received after the date of this prospectus from such selling shareholder as a gift, pledge, partnership distribution or other non-sale related transfer.

	Common Shares Beneficially Owned Prior to Offering			Number of Common Shares	Common Shares Beneficially Owned After Offering
Selling Shareholder	Number		Percent	Being Offered	Number	Percent
Greybrook Health Inc.(1)	4,727,697	(2)	26.6%	200,000	4,527,697	25.4%
1315 Capital II, L.P(3)	2,294,648		12.9%	303,350	1,991,298	11.2%
MSS GB SPV LP(4)	899,997	(5)	5.1%	899,997	—	—
Marlin Fund, Limited Partnership(6)	386,874		2.2%	143,750	243,124	1.4%
Marlin Fund II, Limited Partnership(6)	286,377		1.6%	106,250	180,127	1.0%
Avenaero Holdings, LLC(7)	400,000		2.2%	400,000	—	—
Steward Capital Holdings, LP(7)	100,000		*	100,000	—	—
BioStar Ventures III-XF, L.P.(8)	200,000		1.1%	200,000	—	—

*	Denotes beneficial ownership of less than 1% of the Company’s outstanding common shares.

(1)       Elias Vamvakas, the chairman of the Board, is the sole director, President, Secretary and an indirect shareholder of Greybrook Capital Inc., the parent company of Greybrook Health Inc. (“Greybrook Health”). Sasha Cucuz, who is also a member of the Board, is the director and president of Greybrook Health.

(2)       Includes 200,000 Common Shares owned by Greybrook Realty Partners Inc. (“Greybrook Realty”), an affiliate of Greybrook Health. In addition, The Vamvakas Family Trust may be deemed a beneficial owner of the Common Shares held by Greybrook Health and Greybrook Realty. The address of each of Greybrook Health and Greybrook Realty  is 890 Yonge Street, 7th Floor, Toronto, Ontario M4W 3P4, and the address of The Vamvakas Family Trust is 800-105 Gordon Baker Road, Toronto, Ontario M2H 3P8.

(3)       Adele C. Oliva, who is a member of the Board, is the founding partner of 1315 Capital II, LP (“1315 Capital”) and may be deemed the beneficial owner of Common Shares held by 1315 Capital. 1315 Capital may be deemed to share beneficial ownership of the Common Shares with 1315 Capital Management II, LLC. The address of each of Adele C. Oliva, 1315 Capital and 1315 Capital Management II, LLC is c/o 1315 Capital II, LP, 2929 Walnut Street, Suite 1240, Philadelphia, PA 19104.

(4)       Robert Higgins, who is a member of the Board, is a cofounder and currently the Managing Director, Investment Professional & General Counsel of Masters Special Situations, LLC, a Georgia limited liability company, which is an affiliate of MSS GB SPV LP (“MSS GB”).

(5)       The power to vote and dispose of these shares is held by Michael W. Masters, Managing Member of the General Partner of MSS GB. Michael W. Masters holds the power to vote and dispose of an aggregate of 1,599,997 Common Shares held by Marlin Fund (as defined in footnote (6) below), Marlin II (as defined in footnote (6) below), and MSS GB, and 26,749 Common Shares held by entities that are not selling shareholders. The address of each of MSS GB, Michael W. Masters, Marlin Fund and Marlin II is 3060 Peachtree Road, NW, Ste 1425, Atlanta, GA, 30305.

(6)       The power to vote and dispose of these shares is held by Michael W. Masters, Managing Member of the General Partner of Marlin Fund, Limited Partnership (“Marlin Fund”) and Marlin Fund II, Limited Partnership (“Marlin II”). Michael W. Masters holds the power to vote and dispose of an aggregate of 1,599,997 Common Shares held by Marlin Fund, Marlin II, and MSS GB, and 26,749 Common Shares held by entities that are not selling shareholders. The address of each of MSS GB, Michael W. Masters, Marlin Fund and Marlin II is 3060 Peachtree Road, NW, Ste 1425, Atlanta, GA, 30305.

(7)       Avenaero Capital, LLC may be deemed the ultimate beneficial owner of Common Shares directly held by Avenaero Holdings, LLC (“Avenaero”). Avenaero Capital, LLC, is owned 50% by Ventaero Capital, LLC (Gerald B. Hindy is the sole member) and 50% by 2020 Acquisitions, LLC (Bob Smith is the sole member). Steward Capital Management, LLC may be deemed the ultimate beneficial owner of Common Shares directly held by Steward Capital Holdings, LP (“Steward”). The members of Steward Capital Management, LLC consist of three or more unrelated non-profit organizations, none of which is individually a beneficial owner of the Common Shares held by the selling shareholder. All investment control and voting rights over Common Shares held by Steward Capital Holdings, LP are held by its Executive Team, which consists of more than three individuals, none of whom is individually a beneficial owner. The address of Avenaero Capital, LLC and Avenaero is 2126 N. Rocky Top Road, Battlefield, Missouri 65619. The address of Steward Capital Management, LLC and Steward is 3900 S. Overland Avenue, Springfield, Missouri 65807.

(8)       The power to vote and dispose of these shares is held by BioStar Ventures III-XF, LLC. BioStar Ventures III-XF, LLC is the general partner of BioStar Ventures III-XF, L.P. and BioStar Ventures III-XF, LLC exercises voting and investment power through a group of managers comprised of Louis Cannon, M.D., Michael Fulton, M.D. and Renee Masi, none of whom has individual voting or investment power with respect to these shares and each of whom disclaims beneficial ownership of such shares held by BioStar Ventures III-XF, L.P. The address of the selling shareholder and each of BioStar Ventures III-XF, LLC, Louis Cannon, M.D., Michael Fulton, M.D. and Renee Masi is c/o BioStar Ventures III-XF, L.P., 206 Bridge Street. Charlevoix, Michigan 49720.

PLAN OF DISTRIBUTION

The Company and the selling shareholders may from time to time offer for sale up to an aggregate of US$150,000,000 (or the equivalent in other currencies based on the applicable exchange rate at the time of the offering) in Securities hereunder, including resales of up to 2,353,347 Common Shares as described in “Selling Shareholders”. Accordingly, the aggregate amount of Securities that we may offer in primary offerings under this prospectus is limited to US$142,516,356.54, after subtracting the registered amount of Common Shares that may be resold by the selling shareholders.

The Company and the selling shareholders may offer and sell the Securities to or through underwriters or dealers purchasing as principals, and may also sell directly to one or more purchasers or through agents or pursuant to applicable statutory exemptions. The prospectus supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent, as the case may be, engaged by the Company or any selling shareholder in connection with the offering and sale of the Securities, and will set forth the terms of the offering of such Securities, including, to the extent applicable, any fees, discounts or any other compensation payable to underwriters, dealers or agents in connection with the offering, the method of distribution of the Securities, the identity of the selling shareholders, if any, the initial issue price, the proceeds that the Company or the selling shareholder, as applicable, will receive and any other material terms of the plan of distribution. Any initial offering price and discounts, concessions or commissions allowed or re-allowed or paid to dealers may be changed from time to time.

The Securities may be sold from time to time in one or more transactions at a fixed price or prices or at prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing prices or at negotiated prices, including sales in transactions that are deemed to be “at-the-market” offerings, including sales made directly on the TSX, NASDAQ or other existing trading markets for the Common Shares. The price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution.

In connection with the sale of the Securities, underwriters, dealers or agents may receive compensation from the Company, any selling shareholder or from other parties, including in the form of underwriters’, dealers’ or agents’ fees, commissions or concessions. Underwriters, dealers and agents that participate in the distribution of the Securities may be deemed to be underwriters for the purposes of applicable Canadian and/or U.S. securities laws and any such compensation received by them from the Company or any selling shareholder and any profit on the resale of the Securities by them may be deemed to be underwriting commissions.

In connection with any offering of Securities, except as otherwise set out in a prospectus supplement relating to a particular offering of Securities and other than in relation to an “at-the-market” offering, the underwriters, dealers or agents, as the case may be, may over-allot or effect transactions intended to fix, stabilize, maintain or otherwise affect the market price of the Securities at a level other than those which otherwise might prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time.

Underwriters, dealers or agents who participate in the distribution of the Securities may be entitled, under agreements to be entered into with the Company and/or any selling shareholder, to indemnification by the Company and/or any selling shareholder against certain liabilities, including liabilities under Canadian and/or U.S. securities laws, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

Unless otherwise specified in the applicable prospectus supplement, each series or issue of Securities (other than Common Shares) will be a new issue of Securities with no established trading market. Accordingly, there is currently no market through which the Securities (other than Common Shares) may be sold and purchasers may not be able to resell such Securities purchased under this prospectus. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices and the liquidity of such Securities.

This prospectus constitutes a public offering of these Securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such Securities.

MATERIAL INCOME TAX CONSIDERATIONS

The applicable prospectus supplement will describe certain material Canadian federal income tax consequences to an investor of the acquisition, ownership and disposition of any Securities offered thereunder. The applicable prospectus supplement may also describe certain material United States federal income tax considerations generally applicable to an investment in any Securities offered thereunder.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement, certain legal matters relating to the offering of the Securities will be passed upon on behalf of the Company by Torys LLP, New York, New York and Toronto, Canada.

EXPERTS

The consolidated financial statements of the Company incorporated in this prospectus by reference to the Annual Report have been so incorporated in reliance on the report of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

EXPENSES

The following are the estimated expenses of the offering of the securities being registered under the Registration Statement, all of which have been or will be paid by the Company (other than certain offering expenses that may be borne by selling shareholders in connection with a secondary offering).

SEC registration fee	US$	13,905*
Blue sky fees and expenses		**
Nasdaq and TSX listing fees		**
Transfer agent fees		**
Printing costs		**
Legal fees and expenses		**
Accounting fees and expenses		**
Miscellaneous		**
Total	US$	**

*	Previously paid.

**	To be provided by a prospectus supplement or as an exhibit to a Current Report on Form 6-K that is incorporated by reference into the Registration Statement.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the information requirements of the U.S. Securities Exchange Act of 1934, as amended, and, accordingly, we file reports with and furnish other information to the SEC. We have filed with the SEC the Registration Statement under the U.S. Securities Act of 1933, as amended (the “Securities Act”) with respect to the Securities offered by this prospectus. This prospectus does not contain all of the information contained in the Registration Statement. For further information regarding us and the Securities covered by this prospectus, you may desire to review the full Registration Statement, including its exhibits. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including the Registration Statement and its exhibits. The SEC’s website address is http://www.sec.gov. We maintain a website at www.greenbrooktms.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with the SEC. This means that we can disclose important information to you by referring you to those documents.

We incorporate by reference into this prospectus the document listed below:

(a)	our Annual Report on Form 20-F for the year ended December 31, 2021, filed with the SEC on March 31, 2022.

In addition, all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus but before the termination of the offering of the Securities covered by this prospectus, are hereby incorporated by reference into this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The documents incorporated by reference into this prospectus are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference into this prospectus but not delivered with the prospectus to any person, including a beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request. If exhibits to the documents incorporated by reference into this prospectus are not themselves specifically incorporated by reference in this prospectus, then the exhibits will not be provided.

Requests for any of these documents should be directed to:

Greenbrook TMS Inc.
890 Yonge Street, 7th Floor

Toronto, Ontario, Canada M4W 3P4
(416) 915-9100